EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in General Employment Enterprises, Inc. (“GEE”) Registration Statement on Form S-8 (Nos. 333-166173, 033-46124, 333-25129, and 333-78879) of our report dated December 22, 2014, relating to the 2014 and 2013 consolidated financial statements of General Employment Enterprises, Inc., which appear in the Form 10-K of GEE for the year ended September 30, 2014.

/s/ FRIEDMAN LLP

New York, New York
December 22, 2014